Exhibit 99.1

545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 F: 972-444-4949 WWW.FELCOR.COM NYSE: FCH
For Immediate Release:

FELCOR REPORTS THIRD QUARTER RESULTS
• Modifies $178 Million Loan – Sole Debt Maturing Before 2014
• Asset Sale Program On-Track
• Lodging Demand Remains Strong – RevPAR Increased 7.3% in September

IRVING, Texas…November 1, 2011 - FelCor Lodging Trust Incorporated (NYSE: FCH), owner of 77 primarily upper-upscale hotels and resorts, today reported operating results for the third quarter ended September 30, 2011.
Third Quarter Summary:

•	Modified our $178 million CMBS loan to extend the maturity date two years, including extensions, beyond the original November 2011 maturity date, and is fully prepayable without penalty.

•	Revenue per available room ("RevPAR") for 67 comparable hotels increased 5.0%. Excluding two hotels under renovation, same-store RevPAR increased 5.8%.

•	Same-store Hotel EBITDA margin increased 93 basis points to 24.5% for the quarter.

•	Adjusted FFO per share was $0.05, and Adjusted EBITDA was $52.0 million.

•	Sold three hotels in the third quarter and one hotel in October for aggregate gross proceeds of $60.5 million.

•	Net loss was $23.4 million.
Third Quarter Operating Results:
RevPAR (for 67 comparable hotels) was $99.04, a 5.0% increase compared to the same period in 2010. The increase was driven by a 3.3% increase in average daily rate ("ADR") to $130.43 and a 1.6% increase in occupancy to 75.9%. RevPAR for these hotels increased 7.3% in September. Excluding two hotels under renovation, same-store RevPAR increased 5.8% during the quarter. Comparable hotels exclude the seven hotels marketed for sale, one hotel in discontinued operations and two hotels acquired in 2011 (see page 10 for a description of our hotel groups).
“We continue to execute our strategic plan to increase long-term stockholder value, and our accretive portfolio repositioning continues to progress steadily. In the past year, we sold eight non-strategic hotels at roughly 12 times EBITDA, which is above the trading multiple for our common stock. We used substantially all of the asset sale proceeds to pay down debt and we remain committed to reducing leverage and strengthening our balance sheet,” said Richard A. Smith, FelCor's President and Chief Executive Officer.

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FelCor Lodging Trust Incorporated Third Quarter 2011 Operating Results
November 1, 2011

“Our third quarter results reflect strong lodging fundamentals; corporate transient demand increased 5%, while new hotel supply has been at historic lows. We forecast accelerating RevPAR growth during the fourth quarter, reflecting continued improvement in demand and accelerating rate growth, as demonstrated in September. Our aggressive asset management and portfolio repositioning strategy continue to provide positive results as we remain the best performing hotel REIT, based on RevPAR change, since we completed our renovation program and first phase of asset sales,” added Mr. Smith.

Hotel EBITDA was $57.9 million, 8.0% higher than $53.6 million for the same period in 2010. Hotel EBITDA and other same-store metrics reflect 74 consolidated hotels (67 comparable hotels plus seven hotels marketed for sale). The same-store metrics include the Fairmont Copley Plaza, which was acquired in August 2010, and exclude three hotels owned at September 30, 2011 (one Embassy Suites hotel sold in October, which was classified as discontinued operations, and Royalton and Morgans, which were acquired in May 2011). Hotel EBITDA margin was 24.5%, 93 basis points higher than the same period in 2010.

Adjusted funds from operations (“FFO”) was $5.6 million, or $0.05 per share, which is $0.05 per share more than the same period in 2010.

Adjusted EBITDA (which includes our pro rata share of joint ventures) was $52.0 million, 8% higher than $48.2 million for the same period in 2010. Same-store Adjusted EBITDA was $50.2 million, 10.5% higher than $45.4 million for the same period in 2010.

Net loss attributable to common stockholders was $32.5 million, or $0.26 per share for the quarter, compared to net loss of $98.5 million, or $1.04 per share, for the same period in 2010. Our 2011 net loss included a $946,000 impairment charge, which was partially offset by a $701,000 net gain on sale of hotels. Our 2010 net loss included a $65.8 million impairment charge, which was partially offset by an $8.0 million gain from debt extinguishment.

EBITDA, Adjusted EBITDA, same-store Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, Adjusted FFO and Adjusted FFO per share are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 14 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.
Balance Sheet:
At September 30, 2011, we had $1.6 billion of consolidated debt, with an average interest rate of 7.5% and weighted average maturity of five years. We had $117.2 million of cash and cash equivalents and full availability under our $225 million line of credit.

In the third quarter, we repaid a $24.0 million CMBS loan secured by our Embassy Suites in New Orleans, which was scheduled to mature in 2012. We also repaid two loans aggregating $35.2 million, secured by two Embassy Suites hotels that were sold in July (in Dallas and Corpus Christi), using proceeds from the sale of those hotels.

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FelCor Lodging Trust Incorporated Third Quarter 2011 Operating Results
November 1, 2011

In October, we modified our $178 million CMBS mortgage loan scheduled to mature in November 2011 and extended the maturity date for up to two years. The loan now bears interest at LIBOR plus 2.20% and is prepayable at any time, in whole or in part, with no penalty. We repaid $20 million of the principal with cash on hand reducing the outstanding balance to $158 million. The loan is secured by nine hotels. This extension provides us with additional flexibility for our asset sale program, as we anticipate selling six of the nine hotels at a future date.

"Modifying our $178 million CMBS loan allows us to retain the flexibility to sell assets with a pre-payable facility, preserve the very attractive interest rate and maintain the efficiency of the loan.  We have a strong debt maturity profile today, with no debt maturing until late 2013.  We will continue to identify opportunities to refinance our existing debt to extend maturities further and lower our overall cost of capital,” stated Andrew J. Welch, FelCor's Executive Vice President and Chief Financial Officer.

Portfolio Management:

In the quarter, we spent $22.7 million on capital improvements at our hotels (including our pro rata share of joint venture expenditures). For all of 2011, we intend to spend approximately $95 million, in the aggregate, on capital improvement and ROI projects. Approximately $60 million, or 6% of our annual revenue, will be focused on renovating seven hotels, as part of our long-term capital program to maintain our portfolio quality and competitive positioning. The 2011 capital expenditures also include ROI projects, such as the redevelopment at the Fairmont Copley Plaza beginning this month. All 383 guest rooms, including 12 rooms that will be upgraded to Fairmont Gold (for a total of 71 Fairmont Gold rooms), will be renovated by mid-2012. In addition, the hotel will have a new 3,000 square-foot state-of-the-art rooftop fitness facility and day spa overlooking Boston's Back Bay neighborhood. We will also be completing an extensive redevelopment of the public areas and food and beverage facilities in 2012.

Since the end of the second quarter, we sold four non-strategic hotels for combined gross proceeds of $60.5 million as part of our previously announced portfolio repositioning plan, which contemplates selling up to 40 non-strategic hotels. We sold three hotels (in Orlando, Dallas and Corpus Christi) in July and one hotel (in Dallas) in October. We expect to sell another hotel (in Toronto) in early December. We intend to begin marketing an additional 15 non-strategic hotels in the near-term.

Outlook:
We are updating our 2011 guidance to reflect third quarter actual results and asset sales. The updated guidance includes the impact from the sale of a hotel in October and a hotel to be sold in December (representing approximately $300,000 of EBITDA for the two hotels from the time of sale to the end of the year). Our prior guidance did not assume the sale of these two hotels, and our updated guidance assumes no further dispositions. We anticipate that our portfolio RevPAR will increase between 6.0 and 7.0% for the fourth quarter.

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FelCor Lodging Trust Incorporated Third Quarter 2011 Operating Results
November 1, 2011

For 2011, we anticipate:

•	Adjusted EBITDA: between $207 million and $210 million;

•	Adjusted FFO per share: between $0.17 and $0.19;

•	Net loss attributable to FelCor: between $124 million and $121 million;

•	Interest expense: approximately $141 million;

•	Capital expenditures: approximately $95 million; and

•	Weighted average shares and units outstanding: 117.3 million.

FelCor, a real estate investment trust, is the nation's largest owner of upper-upscale, all-suite hotels. FelCor owns interests in 77 properties located in major markets throughout 22 states. FelCor's diversified portfolio of hotels and resorts are flagged under global brands such as: Doubletree ®, Embassy Suites Hotels®, Hilton®, Fairmont®, Marriott®, Renaissance®, Sheraton®, Westin® and Holiday Inn®. Additional information can be found on the Company's Web site at www.felcor.com.
 We invite you to listen to our third quarter earnings Conference Call on Tuesday, November 1, 2011, at 11:00 a.m. (Central Time). The conference call will be Webcast simultaneously on FelCor's Web site at www.felcor.com. Interested investors and other parties who wish to access the call can go to FelCor's Web site and click on the conference call microphone icon on either the “Investor Relations” or “News Releases” page. The conference call replay also will be archived on the Company's Web site.
With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Current economic circumstances or an economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.
Contact:
Stephen A. Schafer, Vice President Strategic Planning & Investor Relations
(972) 444-4912     sschafer@felcor.com

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FelCor Lodging Trust Incorporated Third Quarter 2011 Operating Results
November 1, 2011

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand FelCor's financial position as of and for the three and nine month periods ended September 30, 2011.

(a)
Our consolidated statements of operations and balance sheets have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Quarterly Report on Form 10-Q.

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FelCor Lodging Trust Incorporated Third Quarter 2011 Operating Results
November 1, 2011

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues:
Hotel operating revenue:
Room	$196,776	$177,724	$568,148	$516,227
Food and beverage	32,972	30,244	112,683	97,655
Other operating departments	14,376	14,538	41,276	40,975
Other revenue	1,394	1,421	2,630	2,793
Total revenues	245,518	223,927	724,737	657,650
Expenses:
Hotel departmental expenses:
Room	53,333	47,887	151,860	136,563
Food and beverage	29,106	25,472	89,798	77,485
Other operating departments	6,470	6,262	18,975	18,209
Other property-related costs	69,393	63,828	202,165	183,561
Management and franchise fees	11,320	10,703	33,434	31,208
Taxes, insurance and lease expense	24,625	23,199	68,085	68,263
Corporate expenses	6,258	6,564	22,705	22,921
Depreciation and amortization	33,892	33,725	101,138	101,556
Impairment loss	—	24,127	11,706	24,127
Other expenses	1,208	1,331	3,455	2,693
Total operating expenses	235,605	243,098	703,321	666,586
Operating income	9,913	(19,171)	21,416	(8,936)
Interest expense, net	(33,556)	(34,453)	(101,904)	(105,035)
Debt extinguishment	(213)	(214)	(24,118)	45,972
Gain on involuntary conversion, net	109	—	280	—
Loss before equity in income (loss) from unconsolidated entities	(23,747)	(53,838)	(104,326)	(67,999)
Equity in income (loss) from unconsolidated entities	249	302	(1,303)	(886)
Loss from continuing operations	(23,498)	(53,536)	(105,629)	(68,885)
Discontinued operations	122	(35,744)	8,130	(61,347)
Net loss	(23,376)	(89,280)	(97,499)	(130,232)
Net loss attributable to noncontrolling interests in other partnerships	378	173	269	77
Net loss attributable to redeemable noncontrolling interests in FelCor LP	166	297	469	571
Net loss attributable to FelCor	(22,832)	(88,810)	(96,761)	(129,584)
Preferred dividends	(9,678)	(9,678)	(29,034)	(29,034)
Net loss attributable to FelCor common stockholders	$(32,510)	$(98,488)	$(125,795)	$(158,618)
Basic and diluted per common share data:
Loss from continuing operations	$(0.27)	$(0.66)	$(1.18)	$(1.30)
Net loss	$(0.26)	$(1.04)	$(1.10)	$(2.11)
Basic and diluted weighted average common shares outstanding	123,062	95,034	113,908	75,135

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FelCor Lodging Trust Incorporated Third Quarter 2011 Operating Results
November 1, 2011

Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2011	2010
Assets
Investment in hotels, net of accumulated depreciation of $977,401 and $982,564 at September 30, 2011 and December 31, 2010, respectively	$1,967,657	$1,985,779
Investment in unconsolidated entities	71,697	75,920
Hotel held for sale	14,065	—
Cash and cash equivalents	117,183	200,972
Restricted cash	132,797	16,702
Accounts receivable, net of allowance for doubtful accounts of $422 and $696 at September 30, 2011 and December 31, 2010, respectively	35,058	27,851
Deferred expenses, net of accumulated amortization of $13,366 and $17,892 at September 30, 2011 and December 31, 2010, respectively	30,116	19,940
Other assets	28,732	32,271
Total assets	$2,397,305	$2,359,435
Liabilities and Equity
Debt, net of discount of $34,444 and $53,193 at September 30, 2011 and December 31, 2010, respectively	$1,552,575	$1,548,309
Distributions payable	76,293	76,293
Accrued expenses and other liabilities	137,085	144,451
Total liabilities	1,765,953	1,769,053
Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP, 636 and 285 units issued and outstanding at September 30, 2011 and December 31, 2010, respectively	2,954	2,004
Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,880 shares, liquidation value of $322,011, issued and outstanding at September 30, 2011 and December 31, 2010	309,362	309,362
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at September 30, 2011 and December 31, 2010	169,412	169,412
Common stock, $0.01 par value, 200,000 shares authorized and 124,580 shares issued at September 30, 2011, and 101,038 shares issued, including shares in treasury, at December 31, 2010	1,246	1,010
Additional paid-in capital	2,352,468	2,190,308
Accumulated other comprehensive income	24,414	26,457
Accumulated deficit	(2,253,808)	(2,054,625)
Less: Common stock in treasury, at cost, of 4,156 shares at December 31, 2010	—	(73,341)
Total FelCor stockholders’ equity	603,094	568,583
Noncontrolling interests in other partnerships	25,304	19,795
Total equity	628,398	588,378
Total liabilities and equity	$2,397,305	$2,359,435

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FelCor Lodging Trust Incorporated Third Quarter 2011 Operating Results
November 1, 2011

Consolidated Debt Summary
(dollars in thousands)

	Encumbered Hotels		Interest Rate (%)		Maturity Date	September 30, 2011	December 31, 2010
Line of credit(a)	11 hotels		L + 4.50		August 2014(b)	$—	$—
Mortgage debt
Mortgage debt	9 hotels		L + 0.93	(c)	November 2011(d)	178,178	250,000
Mortgage debt	8 hotels		L + 5.10	(e)	April 2015	203,192	212,000
Mortgage debt	7 hotels		9.02		April 2014	109,811	113,220
Mortgage debt	5 hotels	(f)	6.66		June - August 2014	67,848	69,206
Mortgage debt	1 hotel		5.81		July 2016	10,990	11,321
Senior notes
Senior secured notes	6 hotels		6.75		June 2019	525,000	—
Senior secured notes(g)	13 hotels	(h)	10.00		October 2014	457,556	582,821
Retired debt	—		—		—	—	309,741
Total	60 hotels					$1,552,575	$1,548,309

(a)	We currently have full availability under our $225 million line of credit.

(b)	The line of credit can be extended for one year (to 2015), subject to satisfying certain conditions.

(c)	We purchased an interest rate cap ($250 million notional amount) that caps LIBOR at 7.8% and expires November 2011.

(d)
In October 2011, we modified this loan and extended maturity up to two years. In conjunction with the modification, we repaid $20 million of the principal balance, reducing the outstanding balance to $158 million. The new interest rate is L + 2.20%.

(e)	LIBOR (for this loan) is subject to a 3% floor. We purchased an interest rate cap ($212 million notional amount) that caps LIBOR at 5.0% and expires May 2012.

(f)	The hotels securing this debt are subject to separate loan agreements and are not cross-collateralized.

(g)
These notes have $492 million in aggregate principal outstanding ($144 million in aggregate principal amount was redeemed in June 2011) and were initially sold at a discount that provided an effective yield of 12.875% before transaction costs.

(h)	One hotel was sold after September 30, 2011.

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FelCor Lodging Trust Incorporated Third Quarter 2011 Operating Results
November 1, 2011

Schedule of Encumbered Hotels
(dollars in millions)

	September 30, 2011
Consolidated Debt	Balance	Encumbered Hotels
Line of credit	$—
Boca Raton - ES, Charlotte SouthPark - DT, Dana Point - DTGS, Houston Medical Center - HI, Myrtle Beach - HLT, Mandalay Beach - ES, Nashville Airport - ES, Philadelphia Independence Mall - HI, Pittsburgh University Center - HI, Santa Barbara Goleta - HI and Santa Monica at the Pier - HI

CMBS debt	$178
Anaheim - ES, Bloomington - ES, Charleston Mills
House - HI, Deerfield Beach - ES, Jacksonville - ES, Dallas Love Field - ES, Raleigh/Durham - DTGS, San Antonio Airport - HI and Tampa Rocky Point - DTGS

Mortgage debt	$203	Atlanta Buckhead - ES, Atlanta Galleria - SS, Boston Marlboro - ES, Burlington - SH, Ft. Lauderdale Cypress Creek - SS, Orlando South - ES, Philadelphia Society Hill - SH and South San Francisco - ES
Mortgage debt	$110	Baton Rouge - ES, Birmingham - ES, Ft. Lauderdale - ES, Miami Airport - ES, Milpitas - ES, Minneapolis Airport - ES and Napa Valley - ES
CMBS debt(a)	$68	Atlanta Airport - ES, Austin - DTGS, BWI Airport - ES, Orlando Airport - HI and Phoenix Biltmore - ES
CMBS debt	$11	Indianapolis North - ES
Senior secured notes	$525	Boston Copley - FMT, Los Angeles International Airport - ES, Indian Wells Esmeralda Resort & Spa - REN, St. Petersburg Vinoy Resort & Golf Club - REN, Morgans and Royalton
Senior secured notes	$458
Atlanta Airport - SH, Boston Beacon Hill - HI, Dallas Market Center - ES, Myrtle Beach Resort - ES, Nashville Opryland -Airport - HI, New Orleans French Quarter - HI, Orlando Walt Disney World® - DTGS, San Diego on the Bay - HI, San Francisco Waterfront - ES, San Francisco Fisherman's Wharf - HI, San Francisco Union Square - MAR, Toronto Airport - HI and Toronto
Yorkdale - HI

(a)	The hotels under this debt are subject to separate loan agreements and are not cross-collateralized.

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FelCor Lodging Trust Incorporated Third Quarter 2011 Operating Results
November 1, 2011

Capital Expenditures
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Improvements and additions to majority-owned hotels	$22,226	$9,448	$57,470	$27,841
Partners' pro rata share of additions to consolidated joint venture hotels	(286)	(81)	(726)	(203)
Pro rata share of additions to unconsolidated hotels	778	250	2,250	1,220
Total additions to hotels(a)	$22,718	$9,617	$58,994	$28,858

(a)    Includes capitalized interest, property taxes, ground leases and certain employee costs.

Supplemental Financial Data
(in thousands, except per share information)

	September 30,	December 31,
Total Enterprise Value	2011	2010
Common shares outstanding	124,580	96,882
Units outstanding	636	285
Combined shares and units outstanding	125,216	97,167
Common stock price	$2.33	$7.04
Market capitalization	$291,753	$684,056
Series A preferred stock	309,362	309,362
Series C preferred stock	169,412	169,412
Consolidated debt	1,552,575	1,548,309
Noncontrolling interests of consolidated debt	(2,915)	(3,754)
Pro rata share of unconsolidated debt	75,282	77,295
Cash and cash equivalents	(117,183)	(200,972)
Total enterprise value	$2,278,286	$2,583,708

Hotel Groups

Description	Hotels	Rooms
Comparable hotels at September 30, 2011	67	19,513
Hotels marketed for sale	7	2,153
Same-store hotels	74	21,666
Hotels acquired in 2011 (Royalton, Morgans)	2	282
Discontinued operations (sold in October)	1	244
Consolidated hotels	77	22,192
Unconsolidated hotels	1	171
Hotels owned at September 30, 2011	78	22,363
Hotels sold in October	(1)	(244)
Hotels owned at November 1, 2011	77	22,119

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FelCor Lodging Trust Incorporated Third Quarter 2011 Operating Results
November 1, 2011

Hotel Portfolio Composition

The following table illustrates the distribution of comparable hotels (excludes seven hotels in continuing operations that are currently being marketed for sale, and Royalton and Morgans, which were acquired in May 2011).

Brand	Hotels	Rooms	% of Total Rooms	% of 2010 Hotel EBITDA(a)
Embassy Suites Hotels	37	9,757	50	58
Holiday Inn	13	4,338	22	19
Doubletree and Hilton	8	1,856	10	10
Sheraton and Westin	5	1,858	10	8
Renaissance and Marriott	3	1,321	7	3
Fairmont	1	383	1	2	(b)

Market
South Florida	5	1,439	7	8
Los Angeles area	4	899	5	7
San Francisco area	6	2,138	11	7
Boston	3	915	5	5
Atlanta	3	952	5	5
Philadelphia	2	729	4	4
Central California Coast	2	408	2	4
Myrtle Beach	2	640	3	4
New Orleans	2	744	4	4
San Antonio	3	874	5	4
Orlando	3	761	4	4
Minneapolis	2	528	3	4
San Diego	1	600	3	3
Dallas	2	784	4	3
Other	27	7,102	35	34

Location
Urban	18	5,919	30	33
Suburban	25	6,158	32	28
Airport	14	4,509	23	22
Resort	10	2,927	15	17

(a)	Hotel EBITDA is more fully described on page 20.

(b)	Represents Hotel EBITDA from date of acquisition (August 2010).

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FelCor Lodging Trust Incorporated Third Quarter 2011 Operating Results
November 1, 2011

The following tables set forth occupancy, ADR and RevPAR for the three and nine months ended September 30, 2011 and 2010, and the percentage changes therein for the periods presented, for our same-store Consolidated Hotels (excluding Morgans and Royalton, which were acquired in May 2011) included in continuing operations.

Detailed Operating Statistics by Brand

	Occupancy (%)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2011	2010	%Variance	2011	2010	%Variance
Embassy Suites Hotels	77.5	75.3	2.9	76.2	74.4	2.5
Holiday Inn	79.5	77.2	3.0	75.9	75.0	1.2
Doubletree and Hilton	75.2	75.9	(0.9)	71.5	71.6	(0.1)
Sheraton and Westin	66.9	70.4	(5.0)	68.4	68.4	—
Renaissance and Marriott	63.0	62.7	0.4	68.9	65.3	5.6
Fairmont	83.1	83.5	(0.4)	73.5	73.4	0.2
Comparable hotels	75.9	74.7	1.6	74.4	73.1	1.8
Hotels marketed for sale	64.5	62.7	2.9	65.7	64.9	1.1
Total same-store hotels	74.8	73.5	1.7	73.5	72.3	1.8

	ADR ($)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2011	2010	%Variance	2011	2010	%Variance
Embassy Suites Hotels	128.91	126.89	1.6	130.58	128.59	1.5
Holiday Inn	128.18	121.91	5.1	120.88	114.32	5.7
Doubletree and Hilton	124.48	120.40	3.4	125.93	118.10	6.6
Sheraton and Westin	106.69	103.43	3.1	108.87	104.75	3.9
Renaissance and Marriott	155.56	142.59	9.1	177.49	165.27	7.4
Fairmont	249.60	235.78	5.9	245.10	228.28	7.4
Comparable hotels	130.43	126.21	3.3	131.00	126.24	3.8
Hotels marketed for sale	106.86	102.75	4.0	109.76	108.30	1.4
Total same-store hotels	128.40	124.21	3.4	129.10	124.63	3.6

	RevPAR ($)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2011	2010	%Variance	2011	2010	%Variance
Embassy Suites Hotels	99.93	95.60	4.5	99.48	95.62	4.0
Holiday Inn	101.95	94.14	8.3	91.72	85.69	7.0
Doubletree and Hilton	93.62	91.42	2.4	90.09	84.62	6.5
Sheraton and Westin	71.34	72.81	(2.0)	74.42	71.60	3.9
Renaissance and Marriott	97.98	89.47	9.5	122.33	107.90	13.4
Fairmont	207.53	196.84	5.4	180.20	167.48	7.6
Comparable hotels	99.04	94.31	5.0	97.48	92.24	5.7
Hotels marketed for sale	68.89	64.39	7.0	72.09	70.33	2.5
Total same-store hotels	96.03	91.32	5.2	94.94	90.05	5.4

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FelCor Lodging Trust Incorporated Third Quarter 2011 Operating Results
November 1, 2011

Comparable Hotels(a) Operating Statistics for Our Top Markets

	Occupancy (%)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2011	2010	%Variance	2011	2010	%Variance
South Florida	72.0	72.4	(0.5)	77.2	77.7	(0.6)
Los Angeles area	85.0	79.5	6.9	80.6	75.9	6.2
San Francisco area	85.8	83.2	3.1	78.3	75.8	3.3
Boston	84.5	84.2	0.4	79.2	78.6	0.7
Atlanta	75.9	76.6	(0.9)	76.7	76.4	0.5
Philadelphia	75.6	79.2	(4.5)	72.0	73.4	(1.9)
Central California Coast	83.0	83.1	(0.1)	76.0	77.8	(2.3)
Myrtle Beach	80.4	82.7	(2.7)	64.8	66.9	(3.1)
New Orleans	64.3	62.3	3.1	71.1	68.2	4.2
San Antonio	78.1	77.9	0.2	75.9	76.5	(0.8)
Orlando	75.7	73.4	3.1	81.3	79.6	2.1
Minneapolis	83.0	85.3	(2.7)	79.1	77.6	1.9
San Diego	87.9	82.6	6.5	80.4	77.7	3.5
Dallas	61.2	61.7	(0.8)	65.1	62.7	3.9
	ADR ($)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2011	2010	%Variance	2011	2010	%Variance
South Florida	101.25	100.25	1.0	127.71	127.84	(0.1)
Los Angeles area	152.18	146.10	4.2	143.69	138.45	3.8
San Francisco area	159.42	144.56	10.3	145.38	133.03	9.3
Boston	197.56	184.60	7.0	185.42	172.97	7.2
Atlanta	104.65	105.42	(0.7)	104.87	104.36	0.5
Philadelphia	131.40	128.12	2.6	133.01	124.93	6.5
Central California Coast	180.66	189.59	(4.7)	157.40	163.34	(3.6)
Myrtle Beach	169.53	166.08	2.1	149.24	142.90	4.4
New Orleans	103.02	101.74	1.3	129.87	121.70	6.7
San Antonio	92.18	98.46	(6.4)	93.83	98.45	(4.7)
Orlando	95.40	93.23	2.3	109.76	105.56	4.0
Minneapolis	139.22	129.00	7.9	130.58	125.89	3.7
San Diego	127.11	123.95	2.6	121.13	119.28	1.5
Dallas	99.74	103.70	(3.8)	110.01	108.86	1.1
	RevPAR ($)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2011	2010	%Variance	2011	2010	%Variance
South Florida	72.94	72.61	0.5	98.60	99.29	(0.7)
Los Angeles area	129.35	116.19	11.3	115.85	105.10	10.2
San Francisco area	136.74	120.31	13.7	113.82	100.86	12.8
Boston	166.90	155.37	7.4	146.77	135.92	8.0
Atlanta	79.44	80.77	(1.6)	80.47	79.70	1.0
Philadelphia	99.33	101.42	(2.1)	95.75	91.69	4.4
Central California Coast	149.97	157.51	(4.8)	119.66	127.04	(5.8)
Myrtle Beach	136.38	137.31	(0.7)	96.73	95.58	1.2
New Orleans	66.21	63.39	4.4	92.31	83.03	11.2
San Antonio	71.96	76.72	(6.2)	71.19	75.28	(5.4)
Orlando	72.19	68.44	5.5	89.23	84.02	6.2
Minneapolis	115.49	110.04	5.0	103.24	97.67	5.7
San Diego	111.78	102.33	9.2	97.41	92.64	5.2
Dallas	61.03	63.96	(4.6)	71.59	68.20	5.0

(a)	Excludes seven hotels in continuing operations that are currently being marketed for sale, as well as Royalton and Morgans, which were acquired in May 2011.

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FelCor Lodging Trust Incorporated Third Quarter 2011 Operating Results
November 1, 2011

Non-GAAP Financial Measures

We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

Reconciliation of Net Loss to FFO and Adjusted FFO
(in thousands, except per share data)

	Three Months Ended September 30,
	2011			2010
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net loss	$(23,376)			$(89,280)
Noncontrolling interests	544			470
Preferred dividends	(9,678)			(9,678)
Net loss attributable to FelCor common stockholders	(32,510)	123,062	$(0.26)	(98,488)	95,034	$(1.04)
Depreciation and amortization	33,892	—	0.27	33,725	—	0.36
Depreciation, discontinued operations and unconsolidated entities	3,507	—	0.03	6,805	—	0.07
Gain on sale of hotels, net	(701)	—	(0.01)	—	—	—
Gain on involuntary conversion, net	(109)	—	—	—	—	—
Noncontrolling interests in FelCor LP	(166)	638	—	(297)	295	—
Conversion of options and unvested restricted stock	—	709	—	—	—	—
FFO	3,913	124,409	0.03	(58,255)	95,329	(0.61)
Impairment loss	—	—	—	24,127	—	0.25
Impairment loss, discontinued operations	946	—	0.02	41,722	—	0.44
Acquisition costs	413	—	—	403	—	—
Debt extinguishment, including discontinued operations	355	—	—	(8,036)	—	(0.08)
Adjusted FFO	$5,627	124,409	$0.05	$(39)	95,329	$—

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FelCor Lodging Trust Incorporated Third Quarter 2011 Operating Results
November 1, 2011

Reconciliation of Net Loss to FFO and Adjusted FFO
(in thousands, except per share data)

	Nine Months Ended September 30,
	2011			2010
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net loss	$(97,499)			$(130,232)
Noncontrolling interests	738			648
Preferred dividends	(29,034)			(29,034)
Net loss attributable to FelCor common stockholders	(125,795)	113,908	$(1.10)	(158,618)	75,135	$(2.11)
Depreciation and amortization	101,138	—	0.87	101,556	—	1.35
Depreciation, discontinued operations and unconsolidated entities	13,572	—	0.12	20,958	—	0.28
Noncontrolling interests in FelCor LP	(469)	453	—	(571)	295	—
Gain on sale of hotels, net	(7,362)	—	(0.06)	—	—	—
Gain on involuntary conversion, net	(280)	—	—	—	—	—
Gain on sale of unconsolidated entities	—	—	—	(559)	—	(0.01)
FFO	(19,196)	114,361	(0.17)	(37,234)	75,430	(0.49)
Impairment loss	11,706	—	0.10	24,127	—	0.32
Impairment loss, discontinued operations	1,544	—	0.01	62,782	—	0.83
Acquisition costs	1,359	—	0.01	419	—	0.01
Debt extinguishment, including discontinued operations	24,316	—	0.21	(54,096)	—	(0.72)
Conversion of options and unvested restricted stock	—	828	0.01	—	—	—
Adjusted FFO	$19,729	115,189	$0.17	$(4,002)	75,430	$(0.05)

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FelCor Lodging Trust Incorporated Third Quarter 2011 Operating Results
November 1, 2011

Reconciliation of Net Loss to EBITDA, Adjusted EBITDA,
Same-store Adjusted EBITDA and Hotel EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net loss	$(23,376)	$(89,280)	$(97,499)	$(130,232)
Depreciation and amortization	33,892	33,725	101,138	101,556
Depreciation, discontinued operations and unconsolidated entities	3,507	6,805	13,572	20,958
Interest expense	33,614	34,557	102,056	105,339
Interest expense, discontinued operations and unconsolidated entities	1,319	2,321	4,283	7,865
Amortization of stock compensation	1,766	1,644	5,343	4,901
Noncontrolling interests in other partnerships	378	173	269	77
EBITDA	51,100	(10,055)	129,162	110,464
Impairment loss	—	24,127	11,706	24,127
Impairment loss, discontinued operations	946	41,722	1,544	62,782
Debt extinguishment, including discontinued operations	355	(8,036)	24,316	(54,096)
Acquisition costs	413	403	1,359	419
Gain on sale of hotels, net	(701)	—	(7,362)	—
Gain on involuntary conversion, net	(109)	—	(280)	—
Gain on sale of unconsolidated subsidiary	—	—	—	(559)
Adjusted EBITDA	52,004	48,161	160,445	143,137
Adjusted EBITDA from discontinued operations	(943)	(2,739)	(7,263)	(9,646)
Adjusted EBITDA from acquired hotels(a)	(881)	4	(1,449)	319
Same-store Adjusted EBITDA	50,180	45,426	151,733	133,810
Other revenue	(1,394)	(1,421)	(2,630)	(2,793)
Equity in income from unconsolidated entities (excluding interest and depreciation expense)	(5,206)	(5,014)	(13,493)	(12,871)
Noncontrolling interests in other partnerships (excluding interest and depreciation expense)	187	424	1,425	1,751
Consolidated hotel lease expense	10,582	10,053	29,383	27,826
Unconsolidated taxes, insurance and lease expense	(1,716)	(1,651)	(5,152)	(5,015)
Interest income	(58)	(104)	(152)	(304)
Other expenses (excluding acquisition costs)	795	928	2,096	2,274
Corporate expenses (excluding amortization expense of stock compensation)	4,492	4,920	17,362	18,020
Hotel EBITDA	$57,862	$53,561	$180,572	$162,698

(a)	For same-store metrics, we have included the hotel acquired in August 2010 and excluded the two hotels acquired in May 2011 for all periods presented.

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FelCor Lodging Trust Incorporated Third Quarter 2011 Operating Results
November 1, 2011

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Total revenues	$245,518	$223,927	$724,737	$657,650
Other revenue	(1,394)	(1,421)	(2,630)	(2,793)
Hotel operating revenue	244,124	222,506	722,107	654,857
Revenue from acquired hotels(a)	(7,517)	5,220	(10,861)	23,109
Same-store hotel operating revenue	236,607	227,726	711,246	677,966
Same-store hotel operating expenses	(178,745)	(174,165)	(530,674)	(515,268)
Hotel EBITDA	$57,862	$53,561	$180,572	$162,698
Hotel EBITDA margin(b)	24.5%	23.5%	25.4%	24.0%

(a)	For same-store metrics, we have included the hotel acquired in August 2010 and excluded the two hotels acquired in May 2011 for all periods presented.

(b)	Hotel EBITDA as a percentage of same-store hotel operating revenue.

Reconciliation of Total Operating Expenses to Same-store Hotel Operating Expenses
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Total operating expenses	$235,605	$243,098	$703,321	$666,586
Unconsolidated taxes, insurance and lease expense	1,716	1,651	5,152	5,015
Consolidated hotel lease expense	(10,582)	(10,053)	(29,383)	(27,826)
Corporate expenses	(6,258)	(6,564)	(22,705)	(22,921)
Depreciation and amortization	(33,892)	(33,725)	(101,138)	(101,556)
Impairment loss	—	(24,127)	(11,706)	(24,127)
Other expenses	(1,208)	(1,331)	(3,455)	(2,693)
Expenses from acquired hotels(a)	(6,636)	5,216	(9,412)	22,790
Same-store hotel operating expenses	$178,745	$174,165	$530,674	$515,268

(a)	For same-store metrics, we have included the hotel acquired in August 2010 and excluded the two hotels acquired in May 2011 for all periods presented.

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FelCor Lodging Trust Incorporated Third Quarter 2011 Operating Results
November 1, 2011

Reconciliation of Forecasted Net Loss to Forecasted Adjusted FFO and
Adjusted EBITDA
(in millions, except per share and unit data)

	Full Year 2011 Guidance
	Low Guidance		High Guidance
	Dollars	Per Share Amount(a)	Dollars	Per Share Amount(a)
Net loss	$(124)		$(121)
Preferred dividends	(39)		(39)
Net loss attributable to FelCor common stockholders	(163)	$(1.41)	(160)	$(1.38)
Depreciation(b)	153		153
Gain on sale of hotels, net	(8)		(8)
Noncontrolling interests in FelCor LP	(1)		(1)
FFO	(19)	$(0.17)	(16)	$(0.13)
Debt extinguishment	25		25
Impairment	13		13
Acquisition costs	1		1
Adjusted FFO	$20	$0.17	$23	$0.19

Net loss	$(124)		$(121)
Depreciation(b)	153		153
Interest expense(b)	141		141
Amortization expense	7		7
Noncontrolling interests in FelCor LP	(1)		(1)
EBITDA	176		179
Debt extinguishment	25		25
Impairment	13		13
Gain on sale of hotels, net	(8)		(8)
Acquisition costs	1		1
Adjusted EBITDA	$207		$210

(a)	Weighted average shares and units are 117.3 million.

(b)	Includes pro rata portion of unconsolidated entities.

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FelCor Lodging Trust Incorporated Third Quarter 2011 Operating Results
November 1, 2011

Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company's operations. These supplemental measures are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT's performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.
FFO and EBITDA
The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), defines FFO as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.

Adjustments to FFO and EBITDA

We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional items, including but not limited to those described below, provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, and Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor's better understanding of our operating performance.

•
Gains and losses related to debt extinguishment and interest rate swaps - We exclude gains and losses related to debt extinguishment and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

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FelCor Lodging Trust Incorporated Third Quarter 2011 Operating Results
November 1, 2011

•
Impairment losses - We exclude the effect of impairment losses and gains or losses on disposition of assets in computing Adjusted FFO and Adjusted EBITDA because we believe that including these is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, we believe that impairment charges and gains or losses on disposition of assets represent accelerated depreciation, or excess depreciation, and depreciation is excluded from FFO by the NAREIT definition and from EBITDA.

•
Cumulative effect of a change in accounting principle - Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

In addition, to derive Adjusted EBITDA we exclude gains or losses on the sale of depreciable assets because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Hotel EBITDA and Hotel EBITDA Margin

Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the hotel industry and give investors a more complete understanding of the operating results over which our individual hotels and brand/managers have direct control.  We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures that we use in our financial and operational decision-making.  Additionally, using these measures facilitates comparisons with other hotel REITs and hotel owners.  We present Hotel EBITDA and Hotel EBITDA margin by eliminating all revenues and expenses from continuing operations not directly associated with hotel operations, including corporate-level expenses, depreciation and amortization, and expenses related to our capital structure.  We eliminate corporate-level costs and expenses because we believe property-level results provide investors with supplemental information into the ongoing operational performance of our hotels and the effectiveness of management on a property-level basis.  We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, we do not believe that these non-cash expenses, which are based on historical cost accounting for real estate assets, and implicitly assume that the value of real estate assets diminishes predictably over time, accurately reflect an adjustment in the value of our assets.  We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our Consolidated Hotels.  Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

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FelCor Lodging Trust Incorporated Third Quarter 2011 Operating Results
November 1, 2011

Use and Limitations of Non-GAAP Measures

Our management and Board of Directors use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies.  We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.

The use of these non-GAAP financial measures has certain limitations.  These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies.  These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures.  Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance.  Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP.  They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP.  These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure.  Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

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